                                                                 EXHIBIT (d)(26)

[ING FUNDS LETTERHEAD]

August 21, 2003

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602

Dear Ms. Fernandez:

         Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund VIII and ING Principal Protection Fund IX, two newly established series of ING Equity Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the above-mentioned New Series to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for each series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the New Series by signing below.

                                                   Very sincerely,

                                                   -s- Michael J. Roland
                                                   Michael J. Roland
                                                   Executive Vice President
                                                   ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By -s- Mary Ann Fernandez
   ------------------------
    Mary Ann Fernandez
    Senior Vice President

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES*                                                   ANNUAL SUB-ADVISER FEE
------                                                    ----------------------
ING Principal Protection               Offering Phase             0.125%
Fund                                   Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

ING Principal Protection               Offering Phase             0.125%
Fund II                                Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

ING Principal Protection               Offering Phase             0.125%
Fund III                               Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

ING Principal Protection               Offering Phase             0.125%
Fund IV                                Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

ING Principal Protection               Offering Phase             0.125%
Fund V                                 Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

ING Principal Protection               Offering Phase             0.125%
Fund VI                                Guarantee Period            0.40%
                                       Index Plus
                                       LargeCap Period             0.30%

* This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.

SERIES*                                ANNUAL SUB-ADVISER FEE

ING Principal Protection               Offering Phase      0.1125%
Fund VII                               Guarantee Period      0.36%
                                       Index Plus
                                       LargeCap Period       0.27%

ING Principal Protection               Offering Phase      0.1125%
Fund VIII                              Guarantee Period:
                                           - Equity Component 0.36%
                                           - Fixed Component 0.2475%
                                           - ETF & Futures Strategy in lieu of
                                             Equity Strategy 0.2475%
                                       Index Plus
                                       LargeCap Period     0.27%

ING Principal Protection               Offering Phase    0.1125%
Fund IX                                Guarantee Period:
                                            - Equity Component 0.36%
                                            - Fixed Component 0.2475%
                                            - ETF & Futures Strategy in lieu of
                                              Equity Strategy 0.2475%

                                       Index Plus
                                       LargeCap Period   0.27%

* This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.